UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LINCOLNWAY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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January 19, 2009

Dear Member:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC, which will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Monday, February 16, 2009, at 6:30 p.m.

The following documents are being provided to you along with this letter:

1.	Notice of Annual Meeting of Members
2.	Proxy Statement
3.	Ballot
4.	2008 Annual Report
5.	A return envelope

There are two items on the ballot for the meeting.  One item is the election of directors.  There are four candidates for the three director positions that need to be filled at the meeting.  The other item on the ballot is the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC's independent auditor for the fiscal year ending September 30, 2009.

It is important that your units be represented and voted at the meeting.  The Directors therefore urge you to review the materials being provided to you, and then complete, sign and date your ballot and promptly return it in the enclosed envelope.  This will also help ensure a quorum at the meeting and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation.  If you attend the meeting and want to change your vote, you will be able to obtain a new ballot at the meeting.  You also can, however, wait to vote by ballot at the meeting.

On behalf of the Directors, I would like to thank you for your continued interest in the affairs of Lincolnway Energy, LLC, and we look forward to seeing you at the meeting.

Sincerely,

/s/ Jeff Taylor
Jeff Taylor, Chairman

LINCOLNWAY ENERGY, LLC

NOTICE OF ANNUAL MEETING OF MEMBERS
February 16, 2009

To the Members:

You are cordially invited to the annual meeting of the members of Lincolnway Energy, LLC that will be held at Gates Hall, 825 15th Street, Nevada, Iowa, on Monday, February 16, 2009 at 6:30 p.m. for the following purposes:

1.	To elect three directors;

2.	To ratify the selection of McGladrey & Pullen, LLP as Lincolnway Energy, LLC's independent auditor for the fiscal year ending September 30, 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only members of record on January 19, 2009, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.

Whether or not you expect to attend the meeting, the Directors urge you to please promptly complete, sign and date your ballot, and return the ballot in the enclosed envelope.  This will help ensure a quorum at the meeting, and may save Lincolnway Energy, LLC the expenses and extra work of additional solicitation.  If you attend the meeting and want to change your vote, you will be able to do so if you notify the chairperson or the secretary of the meeting at any time before the vote of the members is taken at the meeting.  You will then be provided with another ballot to complete and deliver at the meeting.  You also can, however, wait to vote by ballot at the meeting.

The accompanying Proxy Statement describes in more detail the matters to be voted upon at the meeting.

A copy of the 2008 Annual Report, which includes financial statements, is also enclosed.

By Order of the Directors,

/s/ Kurt Olson
Kurt Olson, Secretary
Nevada, Iowa
January 19, 2009

LINCOLNWAY ENERGY, LLC
59511 W. Lincoln Highway
Nevada, Iowa 50201

PROXY STATEMENT FOR ANNUAL MEETING OF MEMBERS
TO BE HELD ON FEBRUARY 16, 2009

GENERAL INFORMATION

This Proxy Statement is being provided by Lincolnway Energy, LLC ("Lincolnway Energy") in connection with the annual meeting of the members which will be held on February 16, 2009, at 6:30 p.m., at Gates Hall, 825 15th Street, Nevada, Iowa, and any adjournment or postponement thereof (the "Meeting").  If you need directions to Gates Hall, please call Lincolnway Energy at (515) 232-1010.

If a ballot is properly completed and timely returned, the units it represents will be voted at the Meeting in accordance with the specifications provided in the ballot.  If a member returns the ballot to Lincolnway Energy prior to the Meeting, but attends the Meeting and wants to change the member's vote, the member may do so if the member notifies the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting.  The member will then be provided with another ballot to complete and deliver at the Meeting.

This Proxy Statement and the accompanying ballot were first mailed to members on or around January 19, 2009.  The cost of the preparation, distribution and handling of this Proxy Statement and the ballots will be borne by Lincolnway Energy.

The ballot is solicited on behalf of the Directors of Lincolnway Energy.

Important Notice Regarding the Availability of Proxy Materials for the Member Meeting to be Held on February 16, 2009.

This Proxy Statement and the 2008 Annual Report are available at www.lincolnwayenergy.com, under the "INVESTORS" section of that website.

VOTING SECURITIES

Only members of record as of the close of business on January 19, 2009 are entitled to notice of, and to vote at, the Meeting.

Lincolnway Energy's authorized units consist of a single class of units, with no par value ("Units").  There were 42,049 Units outstanding on January 19, 2009.  Those Units were held by 971 different members.  Each member has one vote for each Unit held by the member.

The members holding at least twenty-five percent (25%) of the outstanding Units will constitute a quorum of the members for the Meeting.  A member attending the Meeting will be counted for purposes of establishing a quorum for the Meeting.  A member voting by a proxy, or by a ballot which is properly completed and timely returned to Lincolnway Energy prior to the Meeting, will also be deemed present at the Meeting and counted for purposes of establishing a quorum for the Meeting.  In order for a ballot to be timely returned, the ballot must be received at the principal office of Lincolnway Energy by no later than 3:00 p.m. on February 16, 2009.

If a quorum is present or represented at the Meeting, the vote of a plurality of the Units which are voted on the election of the directors will be the act of the members on that matter.  A plurality vote means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.

If a quorum is present or represented at the Meeting, the vote of the members holding at least a majority of the Units which are represented at the Meeting (in person or by proxy or ballot) will be the act of the members with respect to the ratification of the selection of Lincolnway Energy's independent auditors.

Votes withheld and abstentions and broker non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast for or against any of the matters to be voted upon at the Meeting.

Lincolnway Energy's Amended and Restated Operating Agreement provides that voting by the members may be taken by written ballot if authorized by the Directors.  The Directors have authorized the use of a ballot for the Meeting, and a ballot is being provided to you along with this Proxy Statement.

Lincolnway Energy will tabulate the results of the voting by the ballots which are returned before and at the Meeting, and will announce those results at the conclusion of the Meeting.  If you return your ballot to Lincolnway Energy prior to the Meeting, but you attend the Meeting and want to change your vote, you will be permitted to do so if you notify the chairperson or the secretary of the Meeting at any time before the vote of the members is taken at the Meeting.  You will then be provided with another ballot to complete and deliver at the Meeting.  The vote of the members at the Meeting will be taken by a ballot in the same form being provided along with this proxy statement.

No member proposals will be able to be made or acted upon at the Meeting, and no member action will otherwise be able to be taken at the Meeting, other than the vote on the election of three directors and the ratification of the selection of Lincolnway Energy's independent auditors as described in this proxy statement.

ELECTION OF DIRECTORS

Lincolnway Energy has nine directors.  Each director is elected to a three year term and until his or her successor is elected and qualified.  The terms of the directors are staggered, so that the term of three directors expire in one year, three expire the next year, and three expire the following year.  The staggering of the terms of the directors was commenced at the annual meeting of the members which was held on March 27, 2006, at which meeting three directors were elected to a one year term, three directors were elected to a two year term, and three directors were elected to a three year term.

The term of three directors will expire at the Meeting, so one of the purposes of the Meeting is to elect three directors for Lincolnway Energy.  The directors who are elected at the meeting will each serve a three year term and until their successor is elected and qualified.  The nominees for those director positions are identified below.

Lincolnway Energy has three processes by which an individual can be nominated for election as a director.  Those processes are set out in Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy.

One of those processes requires nominations from the Directors or a nominating committee established by the Directors, because Section 4.3 of the Amended and Restated Operating Agreement provides that the Directors, or a nominating committee established by the Directors, shall prepare a list of nominees for each director position to be filled at the next annual meeting of the members.  Lincolnway Energy has a nominating committee, and the nominating committee, with the unanimous approval of the Directors, has nominated three individuals for election as a director at the Meeting.

Another process authorized by Section 4.3 of the Amended and Restated Operating Agreement is that the Directors may, pursuant to an agreement with any person, permit the person to designate a nominee or nominees for election as a director.  The only agreement that grants that right to another person is Lincolnway Energy's Amended and Restated Grain Handling Agreement with Heart of Iowa Cooperative.  Under that agreement, Heart of Iowa Cooperative may designate one individual for election as a director of Lincolnway Energy if a prior designee of Heart of Iowa Cooperative is not then serving as a director.  Heart of Iowa Cooperative does not currently have a prior designee serving as a director, and Heart of Iowa Cooperative has designated Bob Finch as a nominee for election as a director.

The other process provided for in Section 4.3 of the Amended and Restated Operating Agreement allows any member or members owning at least five percent of the outstanding Units to nominate any individual for election as a director by submitting a written nomination petition to Lincolnway Energy within the time period provided for in Section 4.3.  The nominee must also provide Lincolnway Energy with the nominee statement contemplated by Section 4.3.  No nominees were nominated pursuant to the member nomination process.

No nominations for any director position may be made from the floor at any meeting of the members.

The Directors anticipate that all nominees will be able to serve, if elected, but if any nominee is unable to serve at the time of election, any vote for that  nominee will not be counted and will not be cast for any other nominee.

There are three director positions to be filled, and there are four nominees to fill those three positions.  You cannot vote for more than three of the nominees.  If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees.  You can vote for less than three nominees.  In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees.  If you return a ballot but you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees.  You will in each case still be deemed present for purposes of establishing a quorum for the Meeting.

There must be at least twenty-five percent of the outstanding Units represented at the Meeting (in person or by proxy or ballot) in order for there to be a quorum for the Meeting.  If a quorum is present or represented at the Meeting, the vote of a plurality of the Units which are voted on the election of the directors will be the act of the members on that matter.  A plurality vote means that the three nominees who receive the highest number of votes will be elected to fill the three director positions.

Directors Continuing In Office After the Meeting.

The following paragraphs provide some information regarding the Directors whose term extends beyond the date of the Meeting.

James Hill.  Mr. Hill has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2010.  Mr. Hill has been self-employed as a farmer since 1972.  Mr. Hill has been involved in cattle industry organizations, and has served as chairman of the Iowa Beef Industry Council and President of the Iowa Cattlemen's Association.  He also served as president of the board of directors of Ellsworth Williams Coop during its merger with Prairie Land Coop.  He has served as an advisory council member for Farm Credit Services of America since approximately 1994.  Mr. Hill is 63.

Kurt Olson.  Mr. Olson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members which will be held in 2010.  Mr. Olson has served as the secretary of Lincolnway Energy since May, 2008.  Mr. Olson graduated in 1978 from Iowa State University in ag-economics and has been actively involved in business operations and management of real estate in central Iowa for the past 28 years.  He was employed with Litchfield Realty Company from 1987 to 2003.  He served as the president of Litchfield Realty Company and its subsidiaries, AgServ Company and FarmLand Real Estate and Management, LC.  The business of AgServ Company included a grain elevator, an agronomy supplier, a feed manufacturer and a soybean seed processor.  FarmLand Real Estate and Management, LC markets crop insurance and manages farmland, and Mr. Olson purchased the company in 2003.  Mr. Olson is 52.

Richard Johnson.  Mr. Johnson has been a director of Lincolnway Energy since July 27, 2007, and his current term as a director will end at the annual meeting of the members which will be held in 2010.  Mr. Johnson has been a self-employed certified public accountant since 2003.  He has served since 2006 as a director of a bank holding company, Ogden Bancshares, and as a director of one of its subsidiaries, Vision Bank of Iowa.  He also has served as a director of EMC National Life Insurance Company (EMCNL) since 2003 and has been a director and treasurer of Petroleum Marketers Management Insurance Company (PMMIC) since 2000.  Mr. Johnson serves as a member of the audit committee of Ogden Bancshares and is chairman of the audit committees for EMCNL and PMMIC.  He also served as the elected auditor of the State of Iowa from 1979 to 2003.  Mr. Johnson completed a six year term on December 31, 2006 as a trustee of the Financial Accounting Foundation, which is the board that oversees and provides board member selection and funding of the national Accounting Standards Boards.  Mr. Johnson has served as a member of the Iowa Accountancy Examining Board since January 2003, where he is currently vice chairman and a member of the disciplinary committee.  The Accountancy Board licenses and regulates certified public accountants and accounting practitioners in the State of Iowa.  Mr. Johnson is 73.

Brian Conrad.  Mr. Conrad has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2011.  He has served as the vice chairman of Lincolnway Energy since May, 2008.  Mr. Conrad has been employed with John Deere Credit since 1988, and has held various positions with John Deere Credit, including in credit operations and sales and marketing.  His current position with John Deere is Business Development Manager for the Western U.S. with John Deere Wind Energy.  In that capacity, Mr. Conrad has responsibility for working with wind developers and negotiating the acquisition of wind projects.  Mr. Conrad is 47.

Timothy Fevold.  Mr. Fevold has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2011.  Mr. Fevold served as the secretary of Lincolnway Energy from its organization in May, 2004 until April, 2008.  Mr. Fevold has been employed by Hertz Farm Management, Inc., based in Nevada, Iowa, since 1982.  He is an Accredited Farm Manager and a licensed real estate broker.    Mr. Fevold is 48.

Jeff Taylor.  Mr. Taylor has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the annual meeting of the members which will be held in 2011.  Mr. Taylor served as the vice president/vice chairman of Lincolnway Energy from its organization in May, 2004 until April, 2008.  He has served as the chairman of Lincolnway Energy since May, 2008.  Mr. Taylor has been self-employed as a farmer since 1988.  Mr. Taylor is 42.

The three other Directors are up for re-election, and similar information regarding those Directors is provided in "Nominees of the Nominating Committee of the Directors" below.

Nominees for Director.

The term of three directors will expire at the Meeting, so three directors need to be elected at the Meeting.  The individuals who are elected to those three director positions will each serve until the annual meeting of the members which will be held in 2012 and until their successors are elected and qualified.  There are four nominees for those three director positions, and the following paragraphs provide some information regarding those nominees.

Nominees of the Nominating Committee of the Directors.

The nominating committee of the Directors, with the unanimous approval of the Directors, has nominated three individuals for election as a director at the Meeting.  The following paragraphs provide some information regarding those nominees.  The nominees are presented in alphabetical order in the following paragraphs.  The Directors recommend the election of those three nominees.

William Couser.  Mr. Couser has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the Meeting.  He served as the chairman of Lincolnway Energy from the organization of Lincolnway Energy in May, 2004 until April, 2008.  He also served as the interim president and CEO of Lincolnway Energy from May, 2004 until July 13, 2005.  Mr. Couser has served as a director of the Iowa Renewable Fuels Association for the past four years and is currently serving as its president.  Mr. Couser has been self-employed as a farmer since 1977.  His farming operations include row crops and cattle.  Mr. Couser is 54.

Rick Vaughan.  Mr. Vaughan has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004. His current term as a director will end at the Meeting.  Mr. Vaughan has been the General Manager of Prairie Land Cooperative since February 1995.  Mr. Vaughan is 49.

Terrill Wycoff.  Mr. Wycoff has been a director of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  His current term as a director will end at the Meeting.  Mr. Wycoff has also served as the treasurer of Lincolnway Energy since Lincolnway Energy was organized in May, 2004.  Mr. Wycoff has been employed by First National Bank, Ames, Iowa for approximately 47 years, and currently serves as the executive vice president of First National Bank.  He is also a member of the board of directors of First National Bank.  Mr. Wycoff is 66.

Heart of Iowa Cooperative Designee.

Heart of Iowa Cooperative has designated Bob Finch as a nominee for election as a director pursuant to the right given to Heart of Iowa Cooperative to designate one individual for election as a director under the Amended and Restated Grain Handling Agreement between Heart of Iowa Cooperative and Lincolnway Energy.  The following paragraphs provide some information regarding Mr. Finch.

Bob Finch. Heart of Iowa Cooperative has the right to designate one associate director for Lincolnway Energy under the Amended and Restated Grain Agreement between Heart of Iowa Cooperative and Lincolnway Energy.  The associate director does not have voting rights.  Mr. Finch has served as that associate director since June of 2007.  Mr. Finch is 54.

Mr. Finch has been self-employed as a farmer since 1974.  He has been on the Heart of Iowa Cooperative Board since 2000, serving as President since 2005.  Mr. Finch has served on the Story County Iowa State Extension Council since 2003.  He has been the Past National Chairman and Regional Representative for the American Simmental Association for the last nine years.  Mr. Finch has served on the USDA sponsored American Simmental International Committee since 2002.  He is also currently serving on the Westory Fire Board and as a trustee for Washington Township.

Mr. Finch has also served in the past as the board president of the Iowa Simmental Association and of the Iowa Beef Breeds Council.  He has also served on the executive committee of the Iowa Beef Breeds Council.  Mr. Finch has also served on various budget committees, facilities and building committees and hiring committees.

Director Independence.

The Directors have determined that each of the directors, and all nominees for election as a director as set out in this proxy statement, meet the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that each director and nominee for election as a director is free of any relationship that would interfere with his individual exercise of independent judgment.

Committees of the Directors.

Nominating and Company Governance Committee.  Lincolnway Energy has a nominating and company governance committee ("nominating committee") which is to be comprised of not less than three Directors.  The members of the nominating committee since May 28, 2008 and through the time of the mailing of this proxy statement were Rick Vaughan, Terry Wycoff, Kurt Olson and Richard Johnson.  James Hill, Kurt Olson and Richard Johnson were the members of the nominating committee from October 17, 2007 until May 28, 2008.  The nominating committee held one meeting during the fiscal year ended September 30, 2008.  All of the members of the nominating committee attended at least 75% of those meetings.

The nominating committee has a charter.  A copy of the charter is attached at the conclusion of this proxy statement.

The general functions performed by the nominating committee are to:

•	oversee the governance of Lincolnway Energy, including the operations of the Directors and its committees;

•	identify individuals qualified to become directors and recommend nominees for election as director;

•	monitor developments in corporate governance practices; and

•	oversee Lincolnway Energy's compliance with legal and regulatory requirements.

The nominating committee reviews with the Directors the skills and characteristics that should be required of director nominees in the context of the current skill sets and characteristics of the existing directors and the circumstances of the business and operations of Lincolnway Energy at the time of the recommendation.  The nominating committee attempts to determine the appropriate characteristics, skills and experiences for the Directors as a whole and for individual directors, with the objective of having an overall board with diverse backgrounds and experience in business and public service, and not necessarily only in the ethanol industry.   The nominating committee considers the qualifications of individual director candidates with those thoughts in mind, and the characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to serve as a director.  In evaluating the suitability of director candidates, the nominating committee takes into account many factors, including the individual's general understanding of marketing, finance and other disciplines relevant to the success of a company of the size and type of Lincolnway Energy in the then existing industry and general business environment; the individual's understanding of Lincolnway Energy's business and operations; the individual's educational and professional background; and the individual's personal accomplishments.  The nominating committee evaluates each individual in the context of the Directors as a whole, with the objective of recommending a group of candidates that may best help achieve success for Lincolnway Energy's business and represent member interests through the exercise of sound business judgment using the Directors' diversity of experience.  In determining whether to recommend a director for re-election, the nominating committee also considers the director's past attendance at meetings and the director's participation in and contributions to the activities of the Directors.  All nominees recommended by the nominating committee are subject to approval by the Directors.

The nominating committee will generally first look to the membership of Lincolnway Energy to identify possible director nominees.  The nominating committee will consider and evaluate members for possible director nominees on its own, but will also consider any suggestions by other Directors or by any members.  The nominating committee is not, however, required to only consider or to only nominate members as nominees for director, and the nominating committee is free to recommend any individual as a director nominee.  Although Lincolnway Energy does not currently contemplate using any search firm or other outside parties to identify or evaluate or assist in identifying or evaluating director nominees, the nominating committee, with the approval of the Directors, may retain search firms or other outside parties and approve payment of fees to those firms or parties.

The nominating committee, with the unanimous approval of the Directors, has nominated three individuals for the three director positions that need to be filled at the Meeting.  Those nominees, William Couser, Terry Wycoff and Rick Vaughan, are incumbent directors who are standing for re-election.

The members of Lincolnway Energy have the ability to nominate individuals for election as a director by following the procedures set forth in Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy.  Under Section 4.3, any member or members owning at least 5% of the outstanding Units may nominate an individual (including any such member) for election as a director by submitting a written nomination petition to Lincolnway Energy.  The nomination petition must be on the form provided by Lincolnway Energy and must be received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question.  The nominee must provide Lincolnway Energy with a signed nominee statement in a form provided by Lincolnway Energy.  The nominee statement will include the agreement of the nominee to serve as a director if elected and to prepare, execute and file all reports and documents, and to provide Lincolnway Energy with all information, as may be necessary or appropriate in order for Lincolnway Energy to comply with the Securities Exchange Act of 1934 and all related rules and regulations.  The nomination petition from the members and the nominee statement from the nominee may also require all other information and agreements and representations that are determined to be necessary or appropriate by the Directors or the President of Lincolnway Energy.  A nominee properly nominated by the members in accordance with Section 4.3 of the Amended and Restated Operating Agreement will be included as a nominee for election as a director at the annual meeting in question.  Any nomination petition or any nominee statement which is not fully completed and properly executed, or which is not received within the required time period or is not true or complete, may be rejected by Lincolnway Energy.  A rejected nomination petition or nominee statement will be returned by Lincolnway Energy to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be.

The Directors have the right to determine the slate (if any) on which any nominee shall be placed for purposes of the vote of the members.

No individuals were nominated for election as a director at the Meeting by members pursuant to the nomination procedure set forth in Section 4.3 of the Amended and Restated Operating Agreement.

Section 4.3 of the Amended and Restated Operating Agreement also provides that the Directors may, pursuant to agreement with any person, permit the person to designate a nominee or nominees for election as a director.  The only agreement as of the date of the mailing of this proxy statement which granted that right to another person was the Amended and Restated Grain Handling Agreement between Lincolnway Energy and Heart of Iowa Cooperative.  Heart of Iowa Cooperative has designated Bob Finch as a nominee for director pursuant to the right granted to Heart of Iowa Cooperative under that agreement.

Audit Committee.  Lincolnway Energy has an audit committee which is to be comprised of not less than three of the Directors.  The members of the audit committee since May 28, 2008 and through the date of the mailing of this proxy statement were Richard Johnson, Timothy Fevold, Brian Conrad and Rick Vaughan.  The members of the audit committee from October 1, 2005 until May 27, 2008 were Terry Wycoff, Timothy Fevold, Brian Conrad and James Hill.  The audit committee held 4 meetings during the fiscal year ended September 30, 2008.  All of the members of the audit committee attended at least 75% of those meetings.

The audit committee has a charter.  A copy of the charter is attached at the conclusion of this proxy statement.

The general function performed by the audit committee is to assist the Directors in their oversight of the quality and integrity of the accounting, auditing and reporting practices of Lincolnway Energy.  The audit committee's role includes overseeing the audit of Lincolnway Energy's financial statements and the work of Lincolnway Energy's internal accounting and financial reporting and internal auditing processes, and discussing with management Lincolnway Energy's processes to manage business and financial risk.  The audit committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to prepare or issue audit reports on Lincolnway Energy's financial statements and internal control over financial reporting.  The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

The Directors have determined that Richard Johnson is an audit committee financial expert, as that term is defined in the applicable regulations of the Securities and Exchange Commission.  The Directors have also determined that Mr. Johnson meets the standards of independence under the Governance Guidelines and applicable NASDAQ Stock Market listing standards, including that Mr. Johnson is free of any relationship that would interfere with his individual exercise of independent judgment.

The report of the audit committee appears later in this proxy statement.

Human Resources and Compensation Committee.  The Directors established a human resources and compensation committee ("compensation committee") on May 28, 2008.  The compensation committee is to be comprised of not less than three Directors.  The members of the compensation committee from May 28, 2008 through the date of the mailing of this proxy statement were Kurt Olson, William Couser, Timothy Fevold and James Hill.  The compensation committee held two meetings during the fiscal year ended September 30, 2008.  All of the members of the compensation committee attended at least 75% of those meetings.

The compensation committee has a charter.    A copy of the charter is attached at the conclusion of this proxy statement.

The general functions performed by the compensation committee are the following:

•	Recommending to the Directors the annual goals and objectives of the chief executive officer, chief financial officer, plant manager and commodities manager;

•	Recommending to the Directors the compensation of the Directors and of the chief executive officer, chief financial officer, plant manager and commodities manager;

•	Conducting and overseeing the performance evaluation of the executive officers of Lincolnway Energy;

•
Reviewing the chief executive officer's recommendations regarding the base salary and incentive compensation arrangement of the chief financial officer and the other key employees of Lincolnway Energy;

•	Recommending to the Directors the policies that govern Lincolnway Energy's compensation programs, and overseeing any such programs as are adopted by the Directors; and

•	Recommending to the Directors any equity-based compensation and other benefit plans, and administering and overseeing any such plans which are adopted by the Directors.

The compensation committee has the authority to retain outside advisors or consultants to assist it in carrying out its duties and responsibilities.

The compensation committee report appears later in this proxy statement.

Finance Committee.  The Directors established a finance committee on May 28, 2008.  The finance committee is to be comprised of not less than three Directors.  The members of the finance committee from May 28, 2008 through the date of the mailing of this proxy statement were Terry Wycoff, Bill Couser, Jim Hill and Brian Conrad.  The finance committee held three meetings during the fiscal year ended September 30, 2008.  All of the members of the finance committee attended at least 75% of those meetings.

The finance committee has a charter.    A copy of the charter is attached at the conclusion of this proxy statement.

The general functions performed by the finance committee are the following:

•	Assist the Board with its oversight of the Company’s financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.

Meetings of the Directors; Attendance of Member Annual Meetings.

The Directors held a total of 14 meetings (including regularly scheduled and special meetings) during the fiscal year ended September 30, 2008.  During the fiscal year ended September 30, 2008, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of the Directors on which the director served during the period that he served.

Lincolnway Energy does not have any formal policy with regard to directors' attendance at annual meetings of the members.  Lincolnway Energy does, however, encourage all of its directors to attend the annual meeting of members, and all of the directors attended the last annual meeting of the members which was held on February 18, 2008.

Member Communications to the Directors.

A member desiring to send any communication to the Directors may do so in writing by either delivering the writing to Lincolnway Energy's principal office at 59511 W. Lincoln Highway, Nevada, Iowa 50201, or by mailing the writing to that address, in either case, to the attention of the President.  Lincolnway Energy will provide a copy of each such writing to each director.

Executive Officers of Lincolnway Energy.

The officers of Lincolnway Energy are elected annually by the Directors at the annual meeting of the Directors, and hold office until the next annual meeting of the Directors and until their respective successors are elected.  An officer may be removed by the Directors at any time, with or without cause, subject to any employment agreement between Lincolnway Energy and the officer.  Lincolnway Energy did not, however, have any written employment agreements with any officer as of the date of the mailing of this proxy statement.

Some of the officers of Lincolnway Energy are identified above under "Directors Continuing In Office After The Meeting" and "Nominees of the Nominating Committee of the Directors".

The executive officers of Lincolnway Energy as of the date of the mailing of this proxy statement were Richard Brehm and Kim Supercynski, and the following paragraphs provide some information about Mr. Brehm and Ms. Supercynski.

Richard Brehm.  Mr. Brehm joined Lincolnway Energy on May 17, 2005 as the General Manager and was appointed president and chief executive officer on July 13, 2005.  He has served in various management positions in agriculture and ethanol production since 1995. Mr. Brehm served as Director of Operations for International Ingredient Corporation, St. Louis, Missouri, from September 1995 to January 2002.  During that time, he was responsible for the construction and operation of a fuel ethanol plant at Cleburne, Texas as well as nine other manufacturing plants. International Ingredient Corporation is a manufacturer of food and feed specialty ingredients for feed, pet food, pharmaceutical and baking companies.

From June 2002 to December 2003, Mr. Brehm served as a broker-manager with Agri Management Services in Monticello, Iowa. During that time, Mr. Brehm obtained a Series III Commodity Brokers License and worked to provide companies and producers with grain marketing and procurement strategies.

In January 2004, Mr. Brehm became Director of Plant Operations at United Bio Energy, Wichita, Kansas, where he served as interim general manager at Platte Valley Fuel Ethanol, Central City, Nebraska between January 2004 and May 2004.  He continued to work on numerous ethanol plant projects throughout the Midwest until United Bio Energy appointed him general manager of Big River Resources, West Burlington, Iowa from October 2004 to March 2005. During April 2005 and May 2005, United Bio Energy assigned Mr. Brehm to develop additional ethanol plants in Kansas and Nebraska.  Mr. Brehm is 55.

Kim Supercynski.  Ms. Supercynski has served as the chief financial officer of Lincolnway Energy since October 2005.  She served as the corporate controller for Garst Seed Company, located in Slater, Iowa, from approximately February 1996 to October 2005.  Her responsibilities in that capacity included overseeing the accounting department. Garst Seed Company is an affiliate of Syngenta, Inc., which is a large international company that sells, markets and produces agricultural seed. Ms. Supercynski is a certified public accountant and a certified treasury professional.  Ms. Supercynski is 46.

Significant Employees.

Lincolnway Energy has two employees who Lincolnway Energy believes make a significant contribution to its business.  Those employees are Kristine Strum and David Zimmerman.  Lincolnway Energy does not have a written employment agreement with either of those employees.

Kristine Strum.  Ms. Strum has served as the controller for Lincolnway Energy since December 12, 2005.  She was employed as a controller by Iowa Newspapers, Inc., in Ames, Iowa, from August, 1989 to December, 2005. Iowa Newspapers, Inc. is a newspaper publishing company.  Ms. Strum is 43.

David Zimmerman. Mr. Zimmerman has been Lincolnway Energy's commodities manager since March 5, 2007. He was employed as a commodities analyst by RJ O'Brien and Associates in West Des Moines, Iowa, from March, 2004 to March, 2007.  RJ O'Brien and Associates is a futures commission merchant.  He was employed as a commodities merchant with Agri Grain Marketing/Cargill in West Des Moines, Iowa and Eddyville, Iowa, from August, 2002 to March, 2004.  Agri Grain Marketing/Cargill operates a cash grain brokerage business.  Mr. Zimmerman is 36.

Lincolnway Energy believes that the plant manager position is also a key position for Lincolnway Energy.  Larson Dunn served as Lincolnway Energy's plant manager from October 17, 2005 until October 17, 2008.  Lincolnway Energy hopes to fill the plant manager position by the close of March, 2009.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Compensation Discussion and Analysis.

The following discussion describes Lincolnway Energy’s compensation program for its executive officers and highly-compensated employees and the process followed in determining their compensation for the fiscal year ended September 30, 2008 (“Fiscal Year 2008”).  These persons consist of:  (i) Richard Brehm, President and Chief Executive Officer; (ii) Kim Supercynski, Chief Financial Officer; (iii) Larson Dunn, former Plant Manager; and (iv) David Zimmerman, Commodities and Logistics Manager (these persons being referred to herein individually as an “Executive” and collectively as the “Executives”).  Details of the compensation provided to the Executives for Fiscal Year 2008 is set forth in the Summary Compensation Table (the “Compensation Table”) that follows this discussion.

Components of Compensation Program.  The compensation program for the Executives during Fiscal Year 2008 consisted of the following components:

•
Base Salary – each Executive received a base salary as reflected in the Compensation Table.  The purpose of the base salary was to provide a secure base of cash compensation for the Executives.  Base salary was paid in equal bi-weekly installments and was not contingent upon achieving any performance goals.

•
Incentive Compensation Plan – an incentive compensation plan was established for each Executive (an “Incentive Plan”) that provided the Executive with the opportunity to earn additional compensation.  The purpose of the Incentive Plans was to reward the Executives with additional compensation based on performance.  Payouts under each Incentive Plan were determined by the degree to which a set of pre-designated performance factors were satisfied.  Most of these factors focused on company-wide performance, although the Incentive Plans for certain Executives also included individual performance goals.  The Incentive Plan established for Mr. Brehm consisted of two components and provided him the opportunity to earn additional compensation:  (i) of up to $35,000 based on satisfaction of production and profit goals; and (ii) of one percent of actual net income in excess of budgeted net income for the fiscal year (prior to taking into account bonus and incentive compensation payouts).  The Incentive Plans established for the other Executives provided them the opportunity to earn additional compensation of up to 22.5% of their base salary based on satisfaction of production, profit and individual performance goals.  In addition, the Incentive Plan for Mr. Dunn was supplemented to provide the opportunity to earn additional compensation of up to $13,000 based on the volume of ethanol produced on a monthly basis.  Compensation earned by the Executives under their respective Incentive Plans is reflected in the Compensation Table.

•
Retention Bonus – A retention bonus arrangement was established for Mr. Brehm as part of his initial compensation package when he was hired in 2006.  Under this arrangement, Mr. Brehm received a bonus payment of $25,000 at the end of Fiscal Year 2008.  Additional payments totaling $25,000 are to be made at the end of the next three fiscal years provided his employment continues through those dates.  The purpose of the retention bonus is to provide an incentive for Mr. Brehm to continue his employment with Lincolnway Energy and provide continuing leadership in his capacity as Chief Executive Officer.

•
401(k) Plan Contributions – each of the Executives participated in the 401(k) Profit Sharing Plan sponsored by Lincolnway Energy (the “401(k) Plan”) and was entitled to receive employer contributions to their respective accounts.  The purpose of the 401(k) Plan is to provide a vehicle for employees to accumulate retirement savings, funded in part through employer contributions.  The 401(k) Plan is a defined contribution plan in which all employees of Lincolnway Energy are eligible to participate after meeting certain eligibility requirements.  Once eligible, employees, including the Executives, are entitled to make contributions to the 401(k) Plan from their own salaries as well as to receive employer contributions made by Lincolnway Energy.  Employer contributions made on behalf of the Executives are shown in the Compensation Table.

Compensation Objectives and Policies.  The compensation program for the Executives is administered by the Directors and reviewed on an annual basis.  The objective of the program is to provide a fair and competitive compensation package that will enable Lincolnway Energy to attract and retain talented executives who will be instrumental in achieving company goals for growth and profitability and in positioning Lincolnway Energy to compete in the rapidly expanding and evolving renewable fuels industry.  The Directors believe that the compensation package must be competitive with financial arrangements provided to executive officers of other renewable fuels companies operating not only in Iowa, but throughout the midwestern United States.  The compensation package as adopted by the Directors for Fiscal Year 2008 was designed to promote and reward both individual performance of the Executives and their collective performance as members of the management team.  Compensation rewarding individual performance was reflected primarily through the base salary and, to a lesser extent, through the Incentive Plans established for certain Executives which provided additional compensation based, in part, on whether the Executive’s individual performance factors were achieved.  Collective performance by the Executives as a management team was rewarded through the Incentive Plans by including company-wide performance goals related to ethanol production, corn conversion rates, production costs and company profitability.  The Directors also recognized the critical role of Mr. Brehm as the chief executive of the organization and determined that Mr. Brehm’s opportunity to earn additional compensation should be directly dependent on achieving budgeted net income for the fiscal year and, consequently, designed his Incentive Plan to include a component awarding compensation only upon earning net income in excess of budget.  In establishing the foregoing compensation program, the Directors were guided by the policy that each Executive should be assured of receiving a fair base salary that is reflective of the Executive’s individual performance, experience and responsibilities within the organization, while at the same time providing opportunities to receive additional compensation that is contingent upon the Executive’s ability to function as an effective member of the management team in accomplishing company-wide production goals and achieving profitability.

Compensation Process.  Decisions concerning the compensation of the Executives are made by the Directors with the involvement of Mr. Brehm.  The process for establishing compensation paid to the Executives during the Fiscal Year 2008 commenced with Mr. Brehm, who developed recommendations concerning the base salaries to be paid to the Executives other than himself and the components of the Incentive Plans, including the amount of incentive compensation to be made available and the performance factors to be included.  These recommendations were then conveyed to the Directors who reviewed them and received Mr. Brehm's input on his recommendations.  [Mr. Brehm did not provide any recommendation with respect to the amounts to be represented by the components of his compensation package, although he did provide input, based on his discussions with industry sources, as to a recommended amount for his aggregate compensation.]  Mr. Brehm and the Directors then engaged in discussions concerning the manner in which the total compensation figure should be allocated among his base salary and Incentive Plan.  Ultimately, the Board approved base salaries and Incentive Plans for all four Executives.

Compensation Decisions for 2008.  The following discussion describes the manner in which each component of the compensation program for the Executives for Fiscal Year 2008 was established, including various factors considered in arriving at specific levels of compensation.

•
Base Salary – the base salary paid to Mr. Brehm was established by the Directors after considering a number of factors, including Mr. Brehm's performance as the chief executive of the organization, his level of responsibility within the organization and his experience in the industry.  [Also considered was a survey completed by the company’s compensation consultants, RSM McGladrey, Inc., that provided compensation information for executive officers of companies of a size similar to Lincolnway Energy based on revenues.]  The Directors did not engage in any ”benchmarking” or otherwise employ any specific formulas or objective process in establishing his base salary and the decision was ultimately a subjective determination by the Directors.  Mr. Brehm's recommendation with respect to the base salaries paid to the other Executives, and the Directors’ approval thereof, was based on several factors and sources of information.  [Mr. Brehm formulated his recommendations by consulting an industry survey collecting compensation information from approximately ten ethanol producers, with wage information being provided for specific officer positions within the organizations.  He also consulted several industry contacts, including contacts at other publicly-held ethanol companies, to obtain information concerning compensation paid to persons holding similar positions.  Finally, he considered the results of a wage survey prepared by the Iowa Workforce Development for relevant information.]  Based on this information, along with his assessment of performance by the Executives, he formulated recommendations to the Directors with respect to the base salaries.  The Directors considered the recommendations, reviewed the information considered by Mr. Brehm and discussed the recommendations with Mr. Brehm and approved the base salaries.  Neither Mr. Brehm nor the Directors engaged in any “benchmarking” or use of specific formulas or other objective processes in establishing the base salaries and, ultimately, decisions with respect to the base salaries was a subjective determination of the Directors.

•
Incentive Plan for Mr. Brehm – The Incentive Plan for Mr. Brehm was developed by the Directors with the objectives of providing additional compensation for achieving performance beyond what is expected from the base salary he received and establishing criteria for evaluating performance on an objective basis.  The incentive compensation arrangement for Mr. Brehm in place during the fiscal year ended September 30, 2007 (“Fiscal Year 2007”) included a number of factors that were not tied directly to production and profitability and, in addition, which required evaluation on a subjective basis.  Following review of the arrangement in place for Fiscal Year 2007, the Directors determined that the Incentive Plan for Fiscal Year 2008 should award additional compensation based solely on whether company production and profitability goals were satisfied.  To that end, the Directors designed an Incentive Plan containing two components, with the first component awarding additional compensation based on the degree to which company production and profitability goals were achieved and the second component awarding additional compensation only in the event actual net income exceeded net income budgeted for Fiscal Year 2008.  Under the first component, Mr. Brehm was eligible to earn additional compensation of up to $35,000, with the full amount to be awarded only if 100% of the company production goals were satisfied for the fiscal year and if budgeted net income of $7.0 million year was achieved.  A lesser amount could be earned under the Incentive Plan for less than 100% realization of all production goals and budgeted net income, with this amount to be determined based on the percent of production goals realized and the percent of actual net income earned compared to budgeted net income.  In no event, however, would the Incentive Plan permit the payment of additional compensation in the event a profit for the fiscal year was not earned.  As set forth in the Compensation Table, Mr. Brehm earned additional compensation of $22,109 under the first component of his Incentive Plan.  Under the second component, Mr. Brehm was entitled to receive 1% of actual net income in excess of $7.0 million of budgeted net income for the fiscal year.  Since actual net income for the fiscal year did not reach this level, no award of additional compensation was made to Mr. Brehm under this component his Incentive Plan.  The production and profitability goals used to determine the award of additional compensation to Mr. Brehm were also used in the Incentive Plans for the other Executives and are discussed in the following paragraph.

•
Incentive Plans for Other Executives – The Incentive Plans covering the other Executives for the first six months of Fiscal Year 2008 were substantially the same as the incentive compensation arrangements in place for these Executives during Fiscal Year 2007.  These Incentive Plans awarded additional compensation based on a set of performance factors that included both individual goals and company-wide production goals.  The individual goals, which constituted a significant portion of the performance factors under the Incentive Plans for each Executive, were not directly linked to company production and profitability and, in addition, were difficult to evaluate on an objective basis.  At mid-year, and in conjunction with the Incentive Plan developed for Mr. Brehm for Fiscal Year 2008, the Incentive Plans for the other Executives were modified to focus almost exclusively on achievement on company production and profitability goals and to incorporate an objective point system for determining performance and awarding additional compensation.  The revised Incentive Plans included the following performance factors, with the percentage of available additional compensation being determined based on the targets noted:

o
Gallons of ethanol produced – represented up to 20% of additional compensation available, with a minimum award available for production in excess of 25 million gallons and a maximum award achieved at 27 million gallons or greater.

o
Ethanol yield from corn consumed (corn bushels consumed/gallons produced) – represented up to 20% of additional compensation available, with a minimum award available at a ratio of 2.78 and a maximum award achieved at a ratio of 2.8901 or greater.

o
Cost of production on a per-gallon basis (total cost less exclusions/gallons produced) – represented up to 20% of additional compensation available, , with a minimum award available at a budgeted figure of $.457 per gallon and a maximum award achieved at $.438 or less per gallon.

o
Company profit (net income before incentive compensation and bonus payouts) – represented up to 27% of additional compensation available, with a minimum award available at budgeted net income $5,217,265 and a maximum award achieved at budgeted net income plus 10%.

o
Individual goals – represented up to 13% of additional compensation available, consisting of financial reporting matters for the Chief Financial Officer and safety factors for the Plant Manager and Commodities Manager.

As with the Incentive Plan for Mr. Brehm, the Incentive Plans for the other Executives did not provide for any payout in the event Lincolnway Energy was not profitable during Fiscal Year 2008.  Based upon a recommendation from Mr. Brehm, the Directors also elected to implement a supplemental incentive arrangement for the Plant Manager based upon an increase in the number of gallons of ethanol produced during Fiscal Year 2008 as an incentive to increase gallons produced.

•	Retention Bonus – no determinations with respect to the retention bonus arrangement for Mr. Brehm were made during Fiscal Year 2008, as this arrangement was implemented upon his hiring in 2006.

•
401(k) Plan – all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution of 50% of the first 6% of an employee’s contribution from his or her base salary to the 401(k) Plan.  Unlike Fiscal Year 2007 (in which an additional discretionary employer contribution of 3% was made for the benefit of all participating employees), no additional discretionary contribution to the 401(k) Plan was made during Fiscal Year 2008, as the Directors determined that the level of profits, which did not meet the budgeted profit for the fiscal year, did not merit a discretionary contribution.

Summary Compensation Table for Fiscal Years 2008 and 2007.

The following table sets forth information concerning all forms of compensation paid to or earned by the following Executives during Fiscal Year 2008 and Fiscal Year 2007:  (i) Richard Brehm, in his capacity as the principal executive officer of Lincolnway Energy; (ii) Kim Supercynski, in her capacity as principal financial officer of Lincolnway Energy; and (iii) Larson Dunn and David Zimmerman, as the most highly-compensated employees of Lincolnway Energy (other than the principal executive officer and principal financial officer) whose compensation must be disclosed.

Name and Principal Position	Year[1]	Salary[2] ($)	Bonus[3] ($)	Non-Equity Incentive Plan Compensation[4,5] ($)	All Other Compensation[6] ($)	Total[7] ($)

Richard Brehm	2008	$188,908	$25,000	$22,109	$4,980	$240,997
President & Chief Executive Officer	2007	$187,640		$35,070	$4,454	$227,164
(Principal Executive Officer)

Officer Kim Supercynski	2008	$109,615	—	$18,851	$4,902	$133,368
Chief Financial Officer	2007	$97,912		$22,505	$6,612	$127,029
(Principal Financial Officer)

Larson Dunn[8]	2008	$114,091	—	$27,434	$5,836	$147,361
Former Plant Manager	2007	$106,389		$23,325	$7,084	$136,798

David Zimmerman	2008	$113,275	—	$16,771	$3,248	$133,294
Commodities and Logistics Manager

NOTES:

1.
Amounts shown in this table reflect compensation paid to or earned by the Executive during Fiscal Year 2008 and Fiscal Year 2007 (with the exception of Mr. Zimmerman for whom only compensation paid or earned during Fiscal Year 2008 is required to be disclosed).

2.	Amounts reported in this column represent the base salary paid to each Executive during the fiscal year.

3.
The amount reported in this column represents the first installment payable under the retention bonus arrangement for Mr. Brehm.  He is eligible to receive additional payments under this arrangement of $8,500 on September 30, 2009, $8,500 on September 30, 2010 and $8,000 on September 30, 2011, provided he remains employed by Lincolnway Energy on each of these dates.  If his employment terminates for any reason, he will forfeit any installment not then owing under the arrangement.

4.
Amounts reported in this column represent additional compensation paid to or earned by each Executive during the fiscal year under the terms of their respective Incentive Plans.  The amount reported in this column for Mr. Brehm for Fiscal Year 2007 included compensation paid to Mr. Brehm (in the amount of $19,955) based on a component of his Incentive Plan under which he received compensation equal to one-tenth of one percent (0.10%) of Lincolnway Energy’s net income for the fiscal year.  Although Mr. Brehm was eligible to receive additional compensation under his Incentive Plan based on Lincolnway Energy’s profits during Fiscal Year 2008 (equal in amount of one percent (1%) of net income in excess of $7.0 million), this goal was not achieved and, consequently, no additional compensation was paid to Mr. Brehm under this component of his Incentive Plan for Fiscal Year 2008.  The amount reported in this column for Mr. Dunn during Fiscal Year 2008 also included payments of $8,750 under the supplement to his Incentive Plan providing for additional compensation based on satisfaction of performance goals related to the number of gallons of ethanol produced.

5.
Due to an unexpected adjustment to Lincolnway Energy’s financial statements for Fiscal Year 2008, the additional compensation paid to the Executives under their respective Incentive Plans was overpaid by $15,773 in the aggregate.  The adjustment was related to the value of certain corn futures contracts and was made during the final stage of the audit process, after a point at which management and the independent auditors had initially thought that the financial statements had been finalized.  The adjustment reduced net income from an initial figure of $6.5 million to a revised figure of $4.8 million.  Awards of additional compensation under the Incentive Plans were calculated using the figure of $6.5 million of net income which management believed to be correct at the time.  However, because net income is one of the performance factors under the Incentive Plans, the overstatement of net income resulted in larger awards being paid under the Incentive Plans than was appropriate once the final net income figure was determined.  The Directors have implemented a plan whereby net income for the current fiscal year will be reduced by the $1.7 million adjustment when calculating additional compensation owing to the Executives under their incentive plans for the current fiscal year.  However, to the extent that there is not sufficient net income during the current fiscal year to utilize the full amount of the intended deduction, the Executives will not then be required to reimburse Lincolnway Energy for the full amount of the overpayment received during Fiscal Year 2008.

6.
Amounts reported in this column represent:  (i) contributions made by Lincolnway Energy to the 401(k) Plan for the account of each Executive during the fiscal year; and (ii) cash payments of $1,448 to Mr. Dunn and $1,251 to Mr. Zimmerman for unused paid time off (PTO) accrued during Fiscal Year 2008.  During Fiscal Year 2008, all employees participating in the 401(k) Plan, including the Executives, were eligible to receive a matching employer contribution of 50% up to 6% contributed by an employee from his or her base salary for the fiscal year.

7.	Amounts reported in this column represent total compensation paid to or earned by each Executive during the fiscal year.

8.	Mr. Dunn’s employment with Lincolnway Energy terminated on October 17, 2008.

Grants of Plan-Based Awards Table for Fiscal Year 2008.

The following table sets forth information concerning the additional compensation potentially available to the Executives during Fiscal Year 2008 under their respective Incentive Plans.  The notes following the table indicate the amount of additional compensation that was actually paid to or earned by each Executive during the Fiscal Year 2008.

Name	Maximum Payout Under Incentive Plan Awards[1]

Richard Brehm	$35,000 plus 1.0% of net income in excess of $7.0 million budgeted net income[2]

Kim Supercynski	$24,663	3

Larson Dunn	$25,671	4
	$13,000	5

David Zimmerman	$25,487	6

NOTES:

1
Amounts in this column represent the maximum amount of additional compensation that the Executive was eligible to earn during Fiscal Year 2008 under his or her Incentive Plan.  The amount of additional compensation actually earned by an Executive is determined by the extent to which the performance factors designated in his or her plan were satisfied and can range from no payment whatsoever (if none of the performance factors were satisfied to any extent) to the full amount noted in the table above (if the performance factors were all satisfied to the maximum extent).  The Incentive Plans do not designate amounts of additional compensation to be paid upon levels of “threshold” or “targeted” performance.

2
The Incentive Plan established for Mr. Brehm consisted of two components.  The first component awarded additional compensation based on the degree to which company production and profit goals for the fiscal year were satisfied and, under this component, Mr. Brehm earned additional compensation of $22,109.  The second component awarded additional compensation equal to 1% of actual net income in excess of $7.0 million of net income budgeted for the fiscal year and, under this component, Mr. Brehm did not earn any additional compensation as actual net income for the fiscal year did not exceed the goal of $7.0 million.

3	Ms. Supercynski earned $18,851 of additional compensation under her Incentive Plan.

[4]	Mr. Dunn earned $18,684 of additional compensation under his Incentive Plan.

[5]
As a supplement to his Incentive Plan, Mr. Dunn was eligible to earn additional compensation of up to $13,000 based on the degree to which performance goals related to ethanol production were satisfied.  He earned $8,750 of additional compensation under the supplement to his Incentive Plan.

[6]	Mr. Zimmerman earned $16,771 of additional compensation under his Incentive Plan.

Director Compensation Table for Fiscal Year 2008.

Compensation paid to the Directors of Lincolnway Energy is reviewed and determined by the Directors.  The following table provides information concerning all compensation paid to the Directors during Fiscal Year 2008 for services as a Director and for services as an officer of Lincolnway Energy with respect to those Directors who have also been elected to serve as officers.

Name	Fees Earned or Paid in Cash[1,2] ($)
William Couser	$19,200	3
Timothy Fevold	$18,600	4
Jeff Taylor	$19,800	4
Terrill Wycoff	$19,200	5
Brian Conrad	$18,600	6
James Hill	$18,000
Rick Vaughan	$18,000
Richard Johnson	$18,000
Kurt Olson	$18,600	6

NOTES:

1	Amounts shown in this table reflect cash compensation paid to persons serving as Directors of Lincolnway Energy at any time during Fiscal Year 2008 .

[2]	Fees for service as a Director were paid at the rate of $1,500 per month for Fiscal Year 2008. A Director serving throughout the fiscal year received $18,000 in fees.

[3]	Includes fees of $1,200 for serving as Chairman of Lincolnway Energy for the first six months of Fiscal Year 2008 (October, 2007 through March, 2008).

[4]
Includes fees of $600 for service as an officer of Lincolnway Energy  for the first six months of Fiscal Year 2008 (October, 2007 through March, 2008).  During the first six months of Fiscal Year 2008, Mr. Taylor and Mr. Fevold served as Vice Chairman and Secretary, respectively, of Lincolnway Energy.  Also includes, for Mr. Taylor, fees of $1,200 for serving as Chairman of Lincolnway Energy for the final six months of Fiscal Year 2008 (April, 2008 through September, 2008).

[5]	Includes fees of $1,200 for serving as Treasurer of Lincolnway Energy for Fiscal Year 2008.

[6]
Includes fees of $600 for service as an officer of Lincolnway Energy for the final six months of Fiscal Year 2008 (April, 2008 through September, 2008).  During the final six months of Fiscal Year 2008, Mr. Conrad and Mr. Olson served as Vice Chairman and Secretary, respectively, of Lincolnway Energy.

Employment Agreements and Termination of Employment and Change in Control Arrangements.

As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any written employment agreement with Mr. Brehm or any other officer.

As of the date of the mailing of this proxy statement, Lincolnway Energy did not have any compensatory plan or arrangement with any employee which results or will result in payments to the employee from the resignation, retirement or other termination of the employee's employment with Lincolnway Energy or from a change in control of Lincolnway Energy or a change in the employee's responsibilities following a change in control of Lincolnway Energy.

Compensation Committee Interlocks and Insider Participation.

Lincolnway Energy established a compensation committee on May 28, 2008, and the members of the compensation committee are Kurt Olson, William Couser, Timothy Fevold and James Hill.  The compensation committee makes recommendations to the Directors regarding the compensation of the Executive Officers and the Directors, so all of the Directors participated in the consideration and establishment of the compensation of the Executive Officers and the Directors for the fiscal year ended September 30, 2008.  Jeff Taylor is the chairman of Lincolnway Energy, and Brian Conrad is the vice chairman, Terry Wycoff is the treasurer and Kurt Olson is the secretary.  William Couser previously served as the chairman, and Tim Fevold previously served as the secretary.

RATIFICATION OF INDEPENDENT AUDITOR

The Directors and the audit committee have selected McGladrey & Pullen, LLP as Lincolnway Energy's independent auditor for the fiscal year ending September 30, 2009, and the Directors are asking the members to ratify that selection.  McGladrey & Pullen, LLP has served as Lincolnway Energy's independent auditor since October 2005. Although the engagement, retention and supervision of Lincolnway Energy's independent auditor is within the authority of the Directors and the audit committee, the Directors consider the selection of the independent auditor to be an important matter of member concern and are submitting the selection of McGladrey & Pullen, LLP for ratification by the members as a matter of good corporate practice.

If a quorum is present or represented at the Meeting, the affirmative vote of the members holding at least a majority of the Units which are represented at the Meeting (in person or by proxy or ballot) will be required for the ratification of the selection of McGladrey & Pullen, LLP as Lincolnway Energy's independent auditor for the fiscal year ending September 30, 2009.  The Directors recommend a vote for the proposal.

One or more representatives of McGladrey & Pullen, LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of Lincolnway Energy's annual financial statements for the fiscal years ended September 30, 2007 and 2008 and fees billed for other services rendered by McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc. during those periods:

	Year Ended September 30,
	2007	2008

Audit Fees	$85,950	$91,650
Tax Fees	$20,500	$24,000
All Other Fees	$21,987	$2,140
Total	$128,437	$117,790

Audit Fees.  The audit fees were incurred for the audit by McGladrey & Pullen, LLP of Lincolnway Energy's annual financial statements and review of the financial statements included in Lincolnway Energy's quarterly reports on Form 10-Q or services that are normally provided by McGladrey & Pullen, LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended September 30, 2007 and 2008.

Tax Fees.  The tax fees were billed for services rendered by RSM McGladrey, Inc. for tax compliance, tax advice and tax planning.  The nature of the services comprising the tax fees was for year end tax preparation of the partnership return and associated K-1's.

All Other Fees.  The all other fees were billed to Lincolnway Energy for products and services provided by RSM McGladrey, Inc which are not included above under audit fees or tax fees.  The nature of the products and services comprising the all other fees for 2007 and 2008 was a RINS audit, a cost segregation study, compensation consulting, and consulting relating to compliance with Sarbanes Oxley 404 reporting requirements.

Each specific engagement of McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc is approved by the audit committee of Lincolnway Energy.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Units as of January 19, 2009 by the following individuals:

•	Lincolnway Energy's directors;
•	Lincolnway Energy's president, chief financial officer and commodities manager;
•	Each nominee for election as a director at the Meeting; and
•	Lincolnway Energy's directors and its president, chief financial officer and commodities manager, as a group.

Three of the nominees for the three director positions which are to be filled at the Meeting are incumbent directors, and are William Couser, Terrill Wycoff and Rick Vaughan.  The listed individuals are not separately designated as nominees for election as a director in the following table.

Lincolnway Energy had 42,049 outstanding Units on January 19, 2009.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class

William Couser,	413	2.98%
Director

Jeff Taylor,	450	3,4	1.07%
Director and Chairman

Timothy Fevold,	101		.24%
Director

Terrill Wycoff,	225		.54%
Director and Treasurer

Brian Conrad,	553	3	1.32%
Director and Vice Chairman

Rick Vaughan,	-0-		0%
Director

James Hill,	250		.59%
Director

Richard Johnson,	42		.10%
Director

Kurt Olson,	200		.48%
Director and Secretary

Bob Finch, nominee	25	3.06%
for Director

Richard Brehm,	-0-		0%
President and Chief Executive Officer

Kim Supercynski,	25	5.06%
Chief Financial Officer

David Zimmerman, Commodities Manager	-0-		0%

All directors and the president, chief financial officer and commodities manager as a group	2,259		5.4%

NOTES:

1.	Unless otherwise indicated by a footnote, all of the Units are directly owned by the listed individual or jointly owned with their spouse and are not pledged as security by the listed individual.

2.	One hundred of the Units are pledged as security by the listed individual.

3.	All of the Units are pledged as security by the listed individual.

4.	Fifty of the Units are held by a trust for which Jeff Taylor serves as one of the trustees.

5.	All of the Units are owned by the spouse of the listed individual.

To Lincolnway Energy's knowledge, as of mailing of this proxy statement:

•
No person or group was the beneficial owner of more than 5% of the outstanding Units, and no person or group held more than 5% of the outstanding Units pursuant to any voting trust or similar agreement, and

•	There were no arrangements, including any pledge of Units by any person, the operation of which may at a subsequent date result in a change in control of Lincolnway Energy.

AUDIT COMMITTEE REPORT

The Directors have the ultimate authority for effective corporate governance, including the role of oversight of the management of Lincolnway Energy.  The audit committee's general purpose is to assist the Directors in fulfilling their responsibilities by overseeing the accounting and financial reporting processes of Lincolnway Energy, the audits of Lincolnway Energy's financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Lincolnway Energy's independent auditor, and the performance of Lincolnway Energy's internal accounting, financial reporting and auditing processes.

The audit committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.  Management is responsible for the preparation, presentation, and integrity of Lincolnway Energy's financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Lincolnway Energy's system of internal control. Lincolnway Energy's independent auditor, McGladrey & Pullen, LLP, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The audit committee has reviewed and discussed Lincolnway Energy's audited financial statements and related footnotes for the fiscal year ended September 30, 2008, and the independent auditor's report on those financial statements, with Lincolnway Energy's management and McGladrey & Pullen, LLP.  Management represented to the audit committee that Lincolnway Energy's financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The audit committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen, LLP's communications with the audit committee concerning independence, and has discussed with McGladrey & Pullen, LLP that firm's independence.

Based on the review and discussions referred to above, the audit committee recommended to the Directors that the audited financial statements be included in Lincolnway Energy's Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard Johnson
Timothy Fevold
Brian Conrad
Rick Vaughan

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the compensation discussion and analysis set forth above in the "COMPENSATION OF EXECUTIVES AND DIRECTORS" section of this proxy statement with management, and, based on that review and discussion, recommended to the Directors that the compensation discussion and analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kurt Olson
William Couser
Timothy Fevold
James Hill

MEMBER PROPOSALS FOR 2010 ANNUAL MEETING

Lincolnway Energy currently anticipates holding the annual meeting for 2010 in February, March or April of 2010.

In order for a proposal of any member pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 to be presented for inclusion in Lincolnway Energy's proxy materials for the annual meeting of members to be held in 2010, the proposal must have been received at Lincolnway Energy's principal executive office by no later than the close of business on September 15, 2009.  Any proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of member proposals in Lincolnway Energy's proxy materials.  As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in Lincolnway Energy's proxy materials.

Any member proposal, other than with respect to a nominee for election as a director, which is submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Lincolnway Energy's principal executive office by no later than December 31, 2009.

Under Section 4.3 of the Amended and Restated Operating Agreement of Lincolnway Energy, any member or members owning at least five percent of the outstanding Units may nominate any individual for election as a director at an annual meeting only if a fully completed and signed written nomination petition is received at the principal office of Lincolnway Energy no sooner than the October 1, but not later than the November 30, which precedes the annual meeting in question.  The nomination petition must be on a form provided by Lincolnway Energy.  The nominee must provide Lincolnway Energy with the nominee statement contemplated by Section 4.3 of the Amended and Restated Operating Agreement.

A member who wishes to submit a proposal or nomination petition is encouraged to seek independent counsel about the requirements of the Securities and Exchange Commission and under the Amended and Restated Operating Agreement of Lincolnway Energy.  Lincolnway Energy will not consider any proposal or nomination petition that does not meet the requirements of the Securities and Exchange Commission and the requirements of the Amended and Restated Operating Agreement of Lincolnway Energy.

All proposals and nomination petitions should be directed to Lincolnway Energy's principal executive office located at 59511 W. Lincoln Highway, Nevada, Iowa, to the attention of Lincolnway Energy's secretary.  Lincolnway Energy suggests that proposals and nomination petitions be sent by certified mail, return receipt requested, or by another means which permits proof of the date of delivery.

OTHER MATTERS

The Directors do not intend to bring any other business before the Meeting, and no member proposals will be able to be made or acted upon at the Meeting, so the only member action to be acted upon at the Meeting will be the vote on the election of three directors and the ratification of the selection of Lincolnway Energy's independent auditors as described and provided in this proxy statement.

By order of the Directors,

/s/ Kurt Olson
Kurt Olson, Secretary

Nevada, Iowa
January 19, 2009

LINCOLNWAY ENERGY, LLC

CHARTER OF THE NOMINATING AND COMPANY GOVERNANCE COMMITTEE

(As adopted on August 27, 2008)

Purpose

The Nominating and Company Governance Committee (the "Committee") is appointed by the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company") to, among other things:  (a)  oversee the governance of the Company, including the operations of the Board and its Committees;  (b)  identify individuals qualified to become Board members:  (c)  recommend director nominees to the Board for each annual meeting of the members of the Company (the "Members");  (d)  monitor developments in corporate governance practices and recommend modifications and improvements to the Principles and Practices of the Directors (the "Principles");  and   (e)  oversee the Company's compliance with legal and regulatory requirements.

Membership

•
The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").  At least one member of the Committee shall also be a member of the Audit Committee of the Company.

•	The Board will have the sole authority to appoint and to remove the Chair and members of the Committee.

Independent Advice; Engagement of Consultants

•	The Committee, at its sole discretion and the Company's expense, may obtain advice and assistance from outside, independent legal, financial, accounting or other advisors.

•	The Committee shall have sole authority, at the Company's expense, to engage and terminate search firms or consultants retained for the purpose of identifying director candidates.

Committee Authority and Responsibilities

Among other things, the Committee shall:

•
Recommend and review Company governance principles, policies and programs designed to ensure the Company's compliance with high ethical standards and with all applicable legal and regulatory requirements (including those relating to equal employment opportunities, employee health and safety, product safety, environmental matters, conflicts of interest and other business practices that reflect upon the Company's role as a responsible corporate citizen) and regularly report on such compliance to the Board, which is the body responsible for overseeing the Company's ethical and legal compliance.

•
Coordinate the Board's annual review of the functioning and performance of the Board and its Committees, including:  (a)  assessing the size, composition and structure of the Board and its Committees;  (b)  the agenda and calendar of the Board and its Committees;  (c)  the information Directors receive; and (d)  the Board's other processes and procedures.

•
Together with the Chair of each Committee, annually review and evaluate the Charter, operations and performance of each respective Committee, and, if necessary or appropriate, recommend changes to the Charter or Committee operations to the Board.

•
To review and approve the Human Resources and Compensation Committee, annual review of  Company goals and objectives relating to the President and other senior management, evaluate the President's performance in light of those criteria, and oversee management development and succession planning for the President and other senior management positions.

•	Review and make recommendations to the Board with respect to Director compensation.

•	Recommend to the Board criteria for new Directors and establish guidelines to attempt to achieve appropriate diversity of perspective, background and experience on the Board.

•	In consultation with the Chairman, identify, screen, interview and recommend to the Board potential Director nominees, including those nominated by Members.

•	Oversee the orientation of new Directors and continuing education of Directors.

•	Coordinate the performance review of each incumbent Director at the time of his or her nomination for reelection, and make recommendations to the Board concerning such nomination.

•	In consultation with the Chairman, recommend to the Board the size, membership and chairs of the Board's Committees.

•	Monitor the need for changes in the Company's organizational structure.

•	Monitor and consider developments and best practices in corporate governance.

LINCOLNWAY ENERGY, LLC

CHARTER OF THE AUDIT COMMITTEE

(As adopted on August 27, 2008)

Purpose

The Audit Committee (the "Committee") of the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company") shall provide assistance to the Board in fulfilling the Board's responsibility to oversee: (a) the Company's accounting, auditing and reporting practices; (b) the qualifications, independence, performance and compensation of the independent auditors; (c) the Company's system of internal controls;  (d) the Company's financial disclosure policies and practices; (e) the quality and integrity of the Company's financial statements; and (f) compliance by the Company with legal and regulatory requirements.

In carrying out its duties, the Committee shall maintain free and open communication with the Board, the independent auditors, and the members of management of the Company (collectively, "Management").

The Committee's role is one of oversight and it recognizes that Management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements.  Consequently, in carrying out its oversight responsibilities, the Committee is not providing any special assurance as to the Company's financial statements or any professional certification as to the work of the independent auditors.

Membership

•	The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").

•
The Board will have the sole authority to appoint and to remove the Chair and members of the Committee.  The Board will appoint the Chair and the members of the Committee on an annual basis.  The Board may request recommendations from the Nominating and Company Governance Committee.

•	Each Committee member must be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

•	The Board shall endeavor to have at least one Committee member be an "audit committee financial expert" as defined by Regulation S-K under the Securities Exchange Act of 1934.

•
If a Committee member serves on more than two other public companies' audit committees (including the Committee), the Board must determine that such simultaneous service does not impair the member's ability to serve effectively.

•	Directors' fees are the only compensation that Committee members may receive from the Company for service on the Committee.

•	The Board shall make all determinations as to whether a particular Director satisfies the requirements for membership on the Committee.

Meetings

•
Periodically, the Committee will meet separately with the independent auditors, and members of Management.  Such private meetings will occur quarterly, or as requested by the Committee or the independent auditors.  The Committee may ask members of Management or others to attend meetings and provide pertinent information as necessary.

Authority and Responsibilities

Among other items, the Committee shall:

Oversight of Independent Auditors

•
Have the sole authority, at the Company's expense, to:  (a)  appoint;  (b)  terminate;  (c)  compensate;  and  (d)  oversee the Company's independent auditors, which shall report directly to the Committee.  The Committee shall be responsible for the resolution of disagreements between Management and the independent auditors regarding financial reporting. The appointment of the Company's independent auditors shall be subject to ratification by the members of the Company.

•
Have the sole authority to approve, and shall approve in advance, all audit and non-audit engagements of the independent auditors. The Committee may delegate to one or more of its members the authority to grant approvals of audit and non-audit services, each of which shall be reported to the full Committee at its next meeting.

•	Review and evaluate the qualifications, performance and independence of the independent auditors, including its lead audit partner, and periodically present its conclusions to the Board.

•
At least annually, obtain and review a report by the independent auditors describing:  (a)  the internal quality-control procedures used by the independent auditors;  (b)  any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with such issues;  and  (c)  all relationships between the independent auditors and the Company.

•
Consider whether or not there should be a regular rotation of the independent auditors, and monitor the periodic rotation of the independent auditors' lead partner, the audit partner responsible for reviewing the audit and other audit partners engaged in the audit, as required by law.

Internal Audit and Oversight of Internal Audit Function

Should an internal audit program be established, such program would be under the direction of the committee as follows:

•
Review of the adequacy, effectiveness and performance of the Company's internal control and internal audit function, and any special audit steps adopted in light of any material or significant control deficiencies.

•
Review any reports prepared by any internal auditors or the independent auditor regarding the effectiveness of the Company's internal control system, including information technology security and controls.

•
Understand the scope of any internal reviews and the independent auditor reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with Management's responses.

Financial and Disclosure Matters

•	Review critical accounting principles and financial statement presentations, including significant changes in the Company's selection or application of accounting principles.

•	Review and discuss the Company's reporting and disclosure policies.

•
Review and discuss with both Management and the independent auditors, prior to public disclosure, the Company's:  (a)  annual audited and quarterly financial statements;  (b)  Form 10-K and Form 10-Q reports, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations";  and  (c)  annual reports to the members of the Company.

•	Review the scope of the annual audit conducted by the independent auditors, and the independent auditors' opinion rendered with respect to the annual financial statements.

•	Review and discuss with the independent auditors any audit problems or difficulties and other issues and recommendations identified by the independent auditors together with Management's responses.

•	Review with the independent auditors any restrictions on the scope of the independent auditors' activities or access to requested information, and any significant disagreements with Management.

•
Review with the independent auditors:  (a)  any accounting adjustments noted or proposed by the auditors that were not made (due to immateriality or otherwise);  (b)  any communications between the independent auditors and the auditors' national office with respect to significant issues presented by the engagement;  and  (c)  any management  letter issued, or proposed to be issued, by the independent auditors to the Company.

•	Review and discuss any earnings announcements, financial information or guidance as may be provided to any analysts, ratings agencies or the members of the Company.

•
Review legal, regulatory, environmental and other matters including any off-balance sheet or off-shore transactions that have or could have an impact on the financial structure or financial results of the Company, or any non-ordinary course of business financial transactions.

•	Review and discuss policies regarding risk assessment and risk management, and significant risks and exposures confronted by the Company and steps Management has taken to monitor and control them.

•
Review analyses and reports prepared by Management and/or the independent auditors concerning critical accounting policies and practices, and significant financial reporting issues and judgments or estimates made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements.

•	Review the effect of regulatory and accounting initiatives on the financial statements of the Company.

Committee Governance/Other

•
Annually review and evaluate the Committee's charter and performance and, if necessary or appropriate, recommend changes to the Nominating and Company Governance Committee of the Board.  This will be completed in December of each year at the year end audit meeting and 10K review.

•	Recommend to the Board hiring practices for employees or former employees of the independent auditors consistent with the Sarbanes-Oxley Act of 2002.

•	Conduct or authorize investigations into any matters within the Committee's scope of responsibility.

•	At its sole discretion and the Company's expense, obtain advice and assistance from outside legal, financial, accounting or other experts.

•
Report to the Board on the Committee's activities following each meeting of the Committee, including information related to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors and the performance of the internal audit function.

•	Prepare the audit committee report required to be included in the Company's annual proxy statement under the rules and regulations of the Securities and Exchange Commission.

•	Review any reports on internal controls in the Company's Annual Report on Form 10-K.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including appropriate procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Monitor and consider implementation of best audit and control practices.

•	Meet jointly as appropriate with the Finance Committee to review and discuss matters relevant to both committees.

LINCOLNWAY ENERGY, LLC

CHARTER OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

(As adopted on August 27, 2008)

Purpose

The Human Resources and Compensation Committee (the "Committee") is appointed by the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company"), to among other things:  (a) discharge the Board's responsibilities relating to  (i)  compensation of the Company's executives, (ii)  management development and  (iii)  executive benefits;  and  (b)  produce an annual report on executive compensation for inclusion in the Company's Proxy Statement in accordance with the applicable Securities and Exchange Commission ("SEC") rules and regulations.

Membership

•	The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").

•
The Board will have the sole authority to appoint and to remove the Chair and members of the Committee.  The Board shall appoint the Chair and the members of the Committee on an annual basis, and the Board may request recommendations from the Nominating and Company Governance Committee.

Independent Advice; Engagement of Consultants

•
The Committee, at its sole discretion and the Company's expense, shall have the sole authority to obtain advice and assistance from independent legal, financial, accounting or other advisors, including but not limited to advisors retained to review the compensation of the president and chief executive officer (the "President") or any other officer of the Company (collectively, "Senior Management").

•
No compensation consultant will be engaged to assist in the evaluation for any member of Senior Management without the prior approval of the Committee, except that the President or other Senior Management may, in their discretion, engage compensation, benefit and other consultants to provide advice with respect to and assist with the development of broad-based compensation and benefit programs in which the President and other members of Senior Management participate on the same or similar basis as other employees of the Company.

Committee Authority and Responsibilities

Among other things, the Committee shall:

•	Develop and oversee a compensation philosophy for the Company that is performance-based and consistent with long-term strategic goals.

•
Develop criteria that will be used to evaluate the President’s performance and conduct the President’s evaluation in light of those criteria. The committee will solicit input from each of the Directors in connection with that evaluation, and share the results of the evaluation with the Board.  After discussion and approval by the Board, the Chairman of the Human Resources and Compensation Committee and the Nominating and Company Governance Committee will meet with the President to discuss the evaluation.

•
In conjunction with the Nominating and Company Governance Committee, annually review and approve company goals and objectives relating to the President, and oversee management development and succession planning for the President's and other Senior Management positions.

•	Review the President's compensation on an annual basis and recommend, based upon the President's performance, his or her salary, bonus and other cash compensation to the Board for approval.

•
Annually review and approve goals and objectives relative to Senior Management; together with the President, evaluate Senior Management's performance in light of these criteria; and oversee management development and succession planning.

•
Approve the compensation (including salary, bonus, and other incentive compensation) to be paid to Senior Management, and authorize Senior Management to approve nonequity based awards to employees who are not members of Senior Management based upon criteria established by the Committee and approved by the Board.

•	Approve, if desired, the appropriate compensation peer group for comparison with the Company.

•	Approve compensation and benefit plans.

•
Oversee preparation of the Compensation Discussion and Analysis (CD & A) and other required compensation disclosures for the Company's Proxy Statement, and prepare and sign the related Compensation Committee report for the Company's Proxy Statement.

•	Review and coordinate Board review of the Company's compensation and benefits plans for alignment with Company objectives.

•	Annually review and evaluate the Committee's Charter, operations and performance and, if necessary or appropriate, recommend changes to the Nominating and Company Governance Committee of the Board.

•	Monitor and consider developments and best practices in human resource and compensation matters.

LINCOLNWAY ENERGY, LLC

CHARTER OF THE FINANCE COMMITTEE

(As adopted on August 27, 2008)

Purpose

The Finance Committee (the "Committee") of the Directors (collectively referred to in this Charter as the "Board") of Lincolnway Energy, LLC (the "Company") is appointed by the Board, among other things, to assist the Board with its oversight of the Company's financial performance, capital structure, financing, investment, tax, insurance, divestiture, merger and acquisition activities.

Membership

•	The Committee shall be comprised of at least three members of the Board, one of whom shall be appointed as the chairman of the Committee (the "Chair").

•
The Board will have the sole authority to appoint and to remove the Chair and members of the Committee.  The Board will appoint the Chair and the members of the Committee on an annual basis.  The Board may request recommendations from the Nominating and Company Governance Committee.

Independent Advice; Engagement of Consultants

The Committee, at its sole discretion and the Company's expense, may obtain advice and assistance from independent legal, financial, accounting or other advisors.

Committee Authority and Responsibilities

Among other things, the Committee shall:

•
Review the Company's financial structure, including debt structure, ratings and covenants, any special purpose entities, any off-balance sheet or off-shore transactions that have or could have an impact on the financial structure of the Company or any non-ordinary course of business financial transactions.

•
Review the Company's financial policies and procedures, capital expenditures and capital expenditure budgets, and proposals for corporate financing (including the issuance, sale and repurchase of the Company's securities).

•	Review proposals for short-term and long-term borrowings.

•	Make recommendations to the Board concerning the declaration and payment of distribution to the members of the Company.

•
Review and evaluate any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices and interest rates.

•
Coordinate the Board's review of proposals for, and monitor the performance of:  (a)  material investments and divestitures (including mergers, acquisitions, new business ventures, joint ventures, leasing transactions, real estate transactions, and other capital expenditures);  and  (b)  other significant transactions that are not in the ordinary course of the Company's business.

•	Review and evaluate the Company's tax strategy, insurance coverage, and related matters.

•	Review the Director and Officer liability insurance held by the Company.

•	Coordinate the annual review of matters related to the Company's 401K plan.

•	Annually review and evaluate the Committee's Charter, operations and performance and, if necessary or appropriate, recommend changes to the Nominating and Company Governance Committee.

•	Monitor and consider developments and best practices in financing and financial structuring practices.

LINCOLNWAY ENERGY, LLC
BALLOT
Annual Meeting of Members
February 16, 2009

This Ballot is provided to you as a member of Lincolnway Energy, LLC.  The units held by you will be voted in accordance with your specifications provided on this Ballot if this Ballot is properly completed and timely returned to Lincolnway Energy, LLC.  You must complete, date and sign this Ballot.  You can deliver this Ballot in person at the annual meeting.  You can also deliver this Ballot to the principal office of Lincolnway Energy, LLC in person or by mail.  In either case, the Ballot must be received by Lincolnway Energy, LLC by no later than 3:00 p.m. on February 16, 2009 in order to be valid and counted.  If you return this Ballot to Lincolnway Energy, LLC and attend the annual meeting and want to change your vote, you may do so if you notify the chairperson or the secretary of the annual meeting at any time before the vote of the members is taken at the annual meeting.  You will then be provided with another ballot to complete and deliver at the annual meeting.  This Ballot is being given by you for the annual meeting and for any postponements or adjournments of the annual meeting.

This Ballot is solicited on behalf of the Directors of Lincolnway Energy, LLC.

Election of Directors

There are three director positions to be filled, and there are four nominees to fill those three positions. You cannot vote for more than three of the nominees.  If you do, your vote on the election of directors will not be counted, and you will be deemed to have withheld voting for any of the nominees.  You can vote for less than three nominees.  In that case, your vote for the nominee or two nominees designated by you will be counted, and you will be deemed to have withheld voting for all of the other nominees.  If you do not vote for any of the nominees, you will be deemed to have withheld voting for any of the nominees.  You will in each case still be deemed present for purposes of establishing a quorum for the annual meeting.

I hereby vote FOR the following nominees for director (TO VOTE FOR A NOMINEE PLACE AN "X" IN THE BOX NEXT TO THE NAME OF THE NOMINEE)

☐	William Couser	☐	Bob Finch

☐	Terry Wycoff	☐	Rick Vaughan

Ratification of Selection of Auditors

I hereby vote as follows with respect to the selection of McGladrey & Pullen, LLP to act as independent auditors for Lincolnway Energy, LLC for the fiscal year ending September 30, 2009.  (PLACE AN "X" IN THE BOX WHICH SETS OUT HOW YOU WANT TO VOTE ON THIS MATTER)

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

A member abstaining will be counted for quorum purposes, but the units of the member will not be counted as votes cast for or against the vote on the ratification of the selection of auditors.

Dated: __________________, 2009.

[SIGNATURE BLOCK FOR INDIVIDUALS	[SIGNATURE BLOCK FOR ENTITY]
OR JOINT—BOTH parties must sign]	(Corporation, Partnership, Trust, IRA)

____________________________________________	____________________________________________
(Signature 1)	(PRINTED Entity Name)
Printed Name 1:_______________________________	By:__________________________________________
(Authorized Signature)
____________________________________________	Printed Authorized Name:________________________
(Signature 2)
Printed Name 2: ______________________________	Title: ______________________________________